Exhibit 99.1




Banknorth Group to Present at RBC Capital Markets 2004 Financial Institutions Conference

PORTLAND, Maine--Sept. 24, 2004--Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, Chairman, President, and Chief Executive Officer, and Ed Clark, TD Bank Financial Group President and Chief Executive Officer, will present at the RBC Capital Markets 2004 Financial Institutions Conference at the Harbor View Hotel in Edgartown, Martha's Vineyard, Massachusetts from 9:45 a.m. - 10:20 a.m. on Tuesday, September 28, 2004.

A live webcast of the conference will be available at http://www.wallstreetwebcasting.com/webcast/dr24/bnk. Shortly after the conference, a replay of the webcast will be available for a period of 30 days from the Investor Relations section of the Banknorth website at http://www.banknorth.com.

At June 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.3 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

On August 26, 2004, Banknorth Group, Inc. and TD Bank Financial Group (NYSE and TSE: TD) announced that they entered into a definitive agreement for TD to acquire 51% of the outstanding shares of Banknorth, subject to receipt of required regulatory and shareholder approvals and other customary conditions.


CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, 207-761-8517

SOURCE:   Banknorth Group, Inc.